Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint David Kelly, Ella Campi, Gordon Kiesling, Tim Geller, Patrick Shilling and Iris Chiu, and each of them, each with full power to act without the others, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form F-3 relating to the registration of securities issued by UBS AG (including those securities for which UBS AG shall become issuer in connection with the merger of Credit Suisse AG with UBS AG), and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that his or her said attorneys-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

Name	Title

/s/ Sergio P. Ermotti	Group Chief Executive Officer
Sergio P. Ermotti	(principal executive officer)

/s/ Todd Tuckner	Group Chief Financial Officer
Todd Tuckner	(principal financial officer)

/s/ Steffen Henrich	Group Controller
Steffen Henrich	(company controller)

/s/ Colm Kelleher	Chairman and Member of the Board of Directors
Colm Kelleher

/s/ Lukas Gähwiler	Vice Chairman and Member of the Board
Lukas Gähwiler	of Directors

/s/ Jeremy Anderson	Member of the Board of Directors
Jeremy Anderson

/s/ Claudia Böckstiegel	Member of the Board of Directors
Claudia Böckstiegel

/s/ William C. Dudley	Member of the Board of Directors
William C. Dudley

/s/ Patrick Firmenich	Member of the Board of Directors
Patrick Firmenich

/s/ Fred Hu	Member of the Board of Directors
Fred Hu

/s/ Mark Hughes	Member of the Board of Directors
Mark Hughes

/s/ Nathalie Rachou	Member of the Board of Directors
Nathalie Rachou

/s/ Julie G. Richardson	Member of the Board of Directors
Julie G. Richardson

/s/ Dieter Wemmer	Member of the Board of Directors
Dieter Wemmer

/s/ Jeanette Wong	Member of the Board of Directors
Jeanette Wong